Exhibit 99.3

                          Strategic Alliance Agreement

         This Strategic Alliance Agreement ("Agreement") is entered into by and between E-City Software, Inc., a Nevada corporation ("E-City") and On Alert Systems, Inc., a Nevada corporation ("On Alert") effective this 23rd of May, 2003.

         Preamble
         E-City has developed a 3D computer mapping technology for use by municipal, state and federal governments as well as private industry for a variety of mapping applications, including gunshot detection technology. E-City has attempted in the past to identify and negotiate a strategic alliance with a company having such gunshot detection technology, but was unable to do so. Due to economic consequences of the September 11th terrorist attacks, a longer than anticipated sales cycle and a lack of cash reserves, E-City substantially ceased its operations in August, 2002. E-City chief executive Anis Jessa is no longer able, for outside business reasons, to devote significant time and effort to creating new opportunities for E-City. E-City has significant indebtedness and no cash resources. In an effort to enhance shareholder value and to provide the opportunity for growth and revenue enhancement to benefit E-City shareholders and creditors, Mr. Jessa has identified and negotiated a strategic alliance with On Alert to provide management expertise, leadership in gunshot detection technology, assistance with repurposing E-City's existing technological resources and sufficient capital to allow E-City to settle an existing commercial dispute and to provide the possibility through the alliance, on a going forward basis, that E-City creditors might have an opportunity to be repaid.

         On Alert has management expertise, domain knowledge in the gunshot detection area, a technology in gunshot detection that can be used to enhance the value of E-City's 3D computer mapping technology, and sufficient capital to allow E-City to settle its existing commercial dispute.

         Therefore, the Parties have resolved as follows:

1. E-City will sell to On Alert and On Alert agrees to buy 35,000,000 common shares of E-City stock in exchange for strategic cooperation, management expertise and a payment of $40,000 to Cityscape.com, Inc., an E-City customer with whom E-City has a commercial dispute. E-City and On Alert also agree to cooperate with each other to enhance the mutual possibilities of sales of their combined technology in the gunshot detection and computer mapping markets. Although the Parties have not yet decided precisely what form this cooperation will take, they will use their best efforts to reach a mutually beneficial cooperative solution.

2.   E-City covenants, warrants and represents that:
     a.  It is a corporation under the state of Nevada in good standing.
     b. Appendix A hereto is a complete and accurate list of all debts of E-City.
     c. There are no outstanding warrants, options or other rights to purchase common stock.
     d. E-City has 10,130,000 shares of common stock outstanding as of the date hereof. No preferred stock is authorized or outstanding.
     e. There are no legal, regulatory, or governmental proceedings against E-City and none have been threatened except as stated in Appendix A.
     f. Other than the payment of outstanding invoices due to the E-City's auditors for services rendered, there are no disagreements or outstanding issues of any kind related to the annual audit of E-City and E-City knows of no reason why the audit may not be completed in a timely fashion with the exception of outstanding fees.

3. On Alert covenants, warrants and represents that it is a Nevada corporation in good standing and that it has the authority to enter into this binding Agreement.

4. The parties acknowledge that Nevada law will govern this Agreement and that this Agreement contains their complete understanding with respect to the matters discussed herein. This Agreement may be signed in counterparts, together which shall constitute a complete and binding instrument.

         In Witness Whereof, the Parties duly affix their signatures hereto as of the date first marked above.

         On Alert Systems, Inc.

                    BY: /s/ William C. Robinson
                        -----------------------
                        William C. Robinson, Chief Executive Officer


         E-City Software, Inc.

                    BY: /s/ Anis Jessa
                        --------------
                        Anis Jessa, Chief Executive Officer

                                   Appendix A
                                       to
                          Strategic Alliance Agreement


            Total Outstanding Indebtness of E-City Software: $140,500

                     Outstanding Legal or Regulatory Issues:

          Judgment in favor of former employee Walt Wiley for breach of contract against E-City. Amount: $22,500.